UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2019

Commission file number 000-23446

SUGARMADE, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3008888
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

750 Royal Oaks Dr., Suite 108 Monrovia, CA	91016
(Address of principal executive offices)	(Zip Code)

(888) 982-1628
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Sugarmade Inc., a Delaware corporation (the “Company”) makes the following disclosures pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934, generally referred to as Regulation FD Disclosure. The disclosures below are intended to furnish and disclose material, financial and other current information and to facilitate disclosure of information to investors.

Sugarmade Inc., a Delaware corporation (the “Company”) makes the following disclosures pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934, generally referred to as Regulation FD Disclosure.

On May 20, 2019, the Company provided specific information to its investors concerning the status of its pending transactions to acquire BZRTH, LLC and relative to the proposed acquisition of Sky Unlimited Group, LLC (Sky Unlimited”), both of which are leading providers of hydroponic cultivation supplies.

These updates are outlined below:

Sugarmade’s plans to fully acquire BZRTH, Inc. (“BZRTH”) a company associated with BizRight, LLC (“BizRight”) remain unchanged.

The Company reports today on the significant progress that has been made toward full closure of the acquisition transactions.

As a matter of background information:

On December 13, 2017, separate agreements and understandings with the shareholders of BizRight contemplated, in part, a share exchange agreement wherein the Company would acquire all of the issued and outstanding shares of BizRight stock in exchange for the Company’s shares, a promissory note and earn-out shares. The negotiations required, among other requirements, that BizRight to provide BZRTH’s audited financial statements compliant with the Securities Exchange Act of 1934, to be filed by the Company in connection with the transaction. BRZTH is currently having its financial statements audited. Sugarmade now plans to fully acquire BZRTH, a company associated with BizRight and has amended the Master Marketing Agreement giving Sugarmade the same rights under the Master Marketing Agreement for both BizRight and BZRTH.

The Current Update:

Sugarmade’s management reports strong progress has been made toward BZRTH audit completion with most of the major audit components having been finalized. Pending the closing report from the audit team, Sugarmade plans to move toward closure of several financial transactions that will provide the required funds to complete the acquisition of BZRTH. Upon closing, Sugarmade will possess full ownership of BZRTH and related operations, thus allowing for full revenue recognition onto the financial statements of the Company.

As of the date of this filing, the Company has provided approximately Eight Hundred Thousand Dollars ($800,000) toward the closing of the acquisition. In addition, 200,000,000 in the common shares in the Company have been issued toward closure.

On April 16, 2019, the “Company, entered into an investment agreement with K & J Funds, LLC, an accredited investor, pursuant to which it committed to purchase up to $20,000,000, upon the effectiveness of a registration statement on Form S-1, of the Company’s common stock. The Company plans to utilize a portion of the funds received via this arrangement, in addition to funds from planned upcoming pending financings, to complete the acquisition of BZRTH.

In addition, Sugarmade continues to move toward closure of the planned acquisition of Sky Unlimited Group, LLC (“Sky Unlimited”). On October 15, 2018, the Company signed a Letter of Intent and agreements to acquire Sky Unlimited, a Southern California-based, supplier of hydroponic cultivation supplies to the wholesale sector and to large commercial cultivators. Under the terms of the Letter of Intent and agreements (with both binding and non-binding elements), the Company will acquire all of the issued and outstanding shares (or the business and assets) in exchange for the Company’s shares of authorized and cash. Sky Unlimited Group LLC is currently having its financial statements audited. Revenue recognition will occur when the transaction is closed.

FORWARD-LOOKING STATEMENTS: This filing contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance. At this time there are no assurances the Company’s acquisition efforts will be successful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUGARMADE, INC.

Date: May 20, 2019	By:	/s/ Jimmy Chan
Name: Jimmy Chan
Title: Chief Executive Officer

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